UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 2, 2012

LHC Group
(Exact name of registrant as specified in its charter)

Delaware	001-33989	71-0918189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 West Pinhook Rd., Suite A, Lafayette, LA	70503
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (337) 233-1307

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Certain Officer.

Effective at the end of July 2012, Peter C. November tendered his resignation as Executive Vice President and General Counsel of the Company. Upon his resignation from the Company, Mr. November will become the General Counsel and Senior Vice President of Compliance for Ochsner Health System based in New Orleans, Louisiana.

The Company has appointed Joshua L. Proffitt as Executive Vice President and General Counsel effective as of August 1, 2012. From September 2008 through March 2009, Mr. Proffitt served as Vice President, Assistant General Counsel and Assistant Director of Acquisitions for the Company, and from April 2009 through present Mr. Proffitt has served as our Senior Vice President and Chief Compliance Officer. From September 2002 through August 2008, Mr. Proffitt worked as an attorney in the corporate healthcare practice group of the law firm of Alston & Bird in Atlanta, Georgia. Mr. Proffitt earned his law degree as a member of the Order of the Coif from the University of Kentucky College of Law in May 2002. He graduated summa cum laude in 1999 from the University of Kentucky, where he earned a bachelor of science degree in accounting. He was admitted to the practice of law in Georgia in 2002. Mr. Proffitt will continue to oversee the Company's Compliance and Ethics Program until such time as the Company hires a Chief Compliance Officer to fill the role being vacated by Mr. Proffitt's move to General Counsel.

Item 8.01. Other Events.

On July 2, 2012, LHC Group, Inc. (the "Company"), a national provider of post-acute care services, announced that it has entered into a home health joint venture with Texas Health Resources and Methodist Health System in an innovative model that will significantly expand the post-acute care company's operations in the Lone Star state.

Texas Health Resources, headquartered in Arlington, is one of the nation's largest faith-based, not-for-profit health systems. With 25 owned and affiliated hospitals, more than 21,000 employees and nearly 4,000 licensed beds, Texas Health Resources delivers care to patients across North Texas. In fiscal 2011, the system reported total operating revenue of $3.74 billion.

Dallas-based Methodist Health System is comprised of seven hospitals that include more than 1,200 licensed beds. The not-for-profit system employs nearly 7,000 people and posted net patient revenue of nearly $1 billion in fiscal 2011.

Certain matters discussed in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the impact of the acquisition on LHC Group's earnings. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
99.1	Press Release datedJuly 2, 2012

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LHC Group (Registrant)
July 2, 2012 (Date)	/s/ PETER J. ROMAN Peter J. Roman Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
99.1	Press Release dated July 2, 2012.